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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Stockholders and Board of Directors
General Microwave Corporation:

We consent to the use of our report dated May 11, 1998, included herein, which is based partially upon the report of other auditors, and to the reference to our firm under the heading "Experts" in the prospectus.

                                               /s/ KPMG PEAT MARWICK LLP
                                          --------------------------------------
                                          KPMG PEAT MARWICK LLP

Melville, New York
December 7, 1998